UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2008

PRIMUS GUARANTY, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda	001-32307	Not Required
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 441-296-0519

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 7, 2008, Primus Guaranty, Ltd. (the “Registrant”) was notified by the New York Stock Exchange (the “NYSE”) that it was below one of the NYSE’s continued listing standards because over a 30 trading-day period the Registrant’s total market capitalization was less than $75 million and its most recently reported shareholders’ equity was less than $75 million. As of November 6, 2008, the Registrant’s 30 trading-day average market capitalization was approximately $54.3 million and in its quarterly report on Form 10-Q for its quarter ended June 30, 2008, the Registrant reported shareholders’ equity of negative $501.0 million. The NYSE will make available on its consolidated tape beginning on November 14, 2008 an indicator, “.BC,” on the Registrant’s trading symbol indicating that the Registrant is below the NYSE’s quantitative continued listing standards.

Under applicable rules and regulations of the NYSE, the Registrant must (i) acknowledge to the NYSE receipt of the notification within 10 business days of receipt; and (ii) provide the NYSE within 90 days with a business plan that outlines the definitive action the Registrant has taken, or proposes to take, in order to bring it into compliance with its continued listing standards within 18 months of receipt of the notification. The Registrant intends to provide the NYSE with both the requisite acknowledgement and a business plan outlining the definitive action the Company has taken and will take in order to bring it into compliance with the continued listing standards.

The Registrant may also fall below another of the NYSE’s continued listing standards if its current share price over a consecutive 30 trading-day period is less than $1.00. In such an event, the NYSE will send the Registrant a formal notice regarding its non-compliance and the Registrant will be required to maintain its common share closing price at or above $1.00 for 30 consecutive trading-days, within six months from the date the Registrant receives such formal notice of non-compliance from the NYSE. As of November 6, 2008, the average closing price of the Registrant’s common shares over the last 30 consecutive trading days was $1.20 and the closing price of the Registrant’s common shares on November 6, 2008 was $0.64. The Registrant believes that it will be out of compliance with this additional listing standard unless the market price of its common shares increases in the near term. Should the Registrant fail to meet these standards at the expiration of the six month period, the NYSE will commence suspension and delisting procedures.

As required under NYSE rules, the Registrant issued a press release on November 7, 2008, announcing that it had received the notice of non-compliance and that the Registrant intends to submit a plan to attain compliance with NYSE continued listing standards. The foregoing description is qualified in its entirety by reference thereto, the full text of which is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein. The Registrant’s 7% senior notes due 2036, listed on the NYSE under symbol “PRD,” are not affected by this event.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 7, 2008 issued by the Registrant

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS GUARANTY, LTD.

By: /s/Richard Claiden
Richard Claiden
Chief Financial Officer
(Duly Authorized Officer and Principal
Financial Officer)

Dated: November 7, 2008

Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated November 7, 2008 issued by the Registrant

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